Exhibit 99.2

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Media Contact:                      Investor Contact:
--------------                      -----------------
Greg Berardi                        Dan Rumsey, General Counsel and Acting CFO
415-239-7826                        408-866-3666
greg@bluemarlinpartners.com         dan.rumsey@p-com.com
---------------------------         --------------------

                                    EVC Group, Inc.
                                    Doug Sherk, Jennifer Beugelmans
                                    (415) 896-6820
                                    dsherk@evcgroup.com

               P-COM'S REVERSE STOCK SPLIT EFFECTIVE JULY 19, 2004

________________________________________________________________________________
CAMPBELL, CA (July 9, 2004) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of broadband wireless access products and services to carriers, commercial enterprises and government agencies, said today that the effective date of the company's previously announced reverse stock split will be Monday, July 19, 2004. P-Com will announce the company's new stock symbol in a news release on Friday, July 16, 2004.

About P-Com, Inc.

P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

Safe Harbor Statement

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this news release. Such factors may include, but are not limited to: the ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends; the Company's deteriorating cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the Company's ability to negotiate repayment terms with many of its creditors, and settle outstanding litigation; a continued severe worldwide slowdown in the telecommunications equipment and services sector; fluctuations in customer demand, pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Many of these risks and uncertainties are beyond P-Com's control. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

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